Bylaws





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                                 RESTATED BYLAWS
              (Includes Changes Approved through November 22, 1996)


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                                     OFFICES

Section 1.1 Resident Agent. The President or Secretary of the Corporation may, from time to time, select a resident agent for the Corporation in the State of Delaware.

Section 1.2 Offices. The Corporation may have offices in such locations as the Board of Directors may from time to time determine or the business of the Corporation may require.


                             SHAREHOLDERS' MEETINGS

Section 2.1 Place of Meetings. All meetings of the shareholders other than the annual meeting may be held at such place and time as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 2.2 Annual Meetings. An annual meeting of shareholders shall be held in each year on a business day in November to be determined by the Board of Directors and set forth in the Notice of such meeting, in the place designated in the notice of such meeting at such time of day as will be set forth in such notice. At such annual meeting, the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2.3 Shareholders' List. At least ten days before every election of directors, a complete list of the shareholders entitled to vote at said election arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary. Such list shall be open for said ten days to the examination of any shareholder during normal business hours at the place where the election is to be held or at such other place in the city where the election is to be held as is designated by the Secretary and is specified in the notice for such meeting, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any shareholder who may be present.

Section 2.4 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Restated Certificate of Incorporation, shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning ten percent (10%) of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 2.5 Notice of Meetings. Written notice of a meeting of the shareholders, stating the time and place and object thereof, shall be served upon or mailed to each shareholder entitled to vote thereat at such address as appears on the books of the Corporation at least 10 but not more than 60 days before the meeting.



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Section  2.6  Quorum.  The  holders  of a  majority  of  the  stock  issued  and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the Restated Certificate of Incorporation or by these Bylaws. In the event that a separate vote by class of stock may be required at such meeting, holders of the majority of each such class of stock issued and outstanding entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. Any such adjourned meeting as to which there may be a new record date, or which has been adjourned for more than 30 days, shall be subject to the notice requirements as set forth in section 2.5 hereof. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

 Section 2.7 Voting. When a quorum is present at any meeting, the vote of the holders of stock representing a majority of the voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Restated Certificate of Incorporation or of these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. Each shareholder shall have the number of votes for each share of stock having voting power, registered in his name on the books of the Corporation, as is provided for in the Restated Certificate of Incorporation. Except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its shareholders entitled to vote, no share of stock shall be voted on at any election of directors which shall have been transferred on the books of the Corporation twenty days next preceding such election of directors.

Section 2.8 Proxies. At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period.

Section 2.9. Majority Consent. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Restated Certificate of Incorporation or these Bylaws, the meeting and vote of shareholders may be dispensed with, if the holders of the outstanding stock having not less than the minimum number that would be necessary to authorize or take such action at a meeting if such meeting were held, shall consent in writing to such corporate action being taken.


                                    DIRECTORS


Section 3.1 Number of Directors. The number of directors which shall constitute the whole Board shall not be less than 7 nor more than 25, as determined by the Board of Directors. The directors shall be elected at the Annual Meeting of Shareholders, except as provided in Section 3.3, and each director elected shall hold office until his successor is elected and qualified. Directors need not be shareholders.

Section 3.2 Place of Meeting. Meetings of the Board of Directors shall be held at such place either within or without the State of Delaware or by telephone conference call as shall be specified in the respective notices or waivers of notice of such meetings.

Section 3.3 Vacancies. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or a new directorship is created, a majority of the remaining directors, though less than a quorum, may choose a successor or successors, or a director to fill the newly created directorship, who shall hold office for the unexpired term or until the next election of directors.



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Section 3.4 General Powers.  The property and business of the Corporation  shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Restated Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders. The Board of Directors may exercise the hereinbefore described powers, and any duly constituted and authorized committee of the Board of Directors may exercise such powers as have been delegated to it by the Board of Directors, without a meeting by the unanimous execution of an instrument in writing.

Section 3.5 Committees of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation which, only to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Whenever a committee is authorized by the Board of Directors to exercise any power of the Board of Directors, two-thirds of the members of such committee shall constitute a quorum and the act of the total number of directors who shall constitute a quorum shall be the act of the committee. Such Committees, when required by the Board, shall keep regular minutes of their proceedings and report the same to the Board.

Section 3.6 Compensation of Directors. Directors who are employees shall not receive any stated salary for their services as directors, but, pursuant to normal corporate expense reimbursement policies, shall receive reimbursement for expenses of attendance at such meetings; provided that nothing herein contained may be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 3.7 Annual Meeting. The annual meeting of the Board of Directors shall be held immediately following and at the same place as the annual meeting of the shareholders, or at such time and place as may be specified or fixed by the Board of Directors, the Chairman of the Board, the President or the Secretary in the notice of such meeting or waiver thereof.

Section 3.8 Notices of Board of Directors Meetings; Special Meetings. Special meetings of the Board of Directors may be held at any time on the call of the Chairman of the Board or the President or at the request in writing of any six
(6) directors. Notice of any regular or special meeting, unless waived, shall be given by mail or facsimile, telex, or courier to each director at his address as the same appears on the records of the Corporation not less than one (1) day prior to the day on which such meeting is to be held if such notice is by facsimile, telex, or courier, and not less than five (5) business days prior to the day on which the meeting is to be held if such notice is by mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer or any one of the directors making the call. Any such meeting may be held at such place as the Board may fix from time to time or as may be specified or fixed in such notice or waiver thereof. Notice may be waived in writing by any director, either before or after the meeting. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the directors shall be present thereat, and no notice of a meeting shall be required to be given to any director who shall attend such meeting.

Section 3.9 Quorum and Manner of Acting. Except as otherwise provided in these Bylaws, a majority of the total number of directors shall constitute a quorum at any regular or special meeting of the Board of Directors. Except as otherwise provided by law or by the Restated Certificate of Incorporation as amended, or by these Bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given.

Section 3.10 Notices. Whenever under the provisions of the statutes or of the Restated Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in a post office or letter box, in a post-paid sealed wrapper, or by facsimile, telex or courier, addressed to such director or shareholder at such address as appears on the books of the Corporation, or in default of other address, to such director or shareholder at the General Post Office in the City of Wilmington, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed or sent by facsimile, telex or courier.

Section 3.11 Waivers of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Restated Certificate of Incorporation, or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, or such person's or persons' attendance at such meeting, unless such attendance is for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, shall be deemed equivalent thereto.

                                    OFFICERS


Section 4.1 Executive Officers. The executive officers of the Corporation may include a Chairman of the Board, and shall include a President, an Executive Vice President, such Vice Presidents as the Board of Directors may designate to be executive officers, a Vice President and Chief Financial Officer, a Secretary, and a General Counsel. One person may hold any two of said offices except the offices of President and Secretary or Chairman of the Board and Secretary.

Section 4.2 Election, Term of Office and Eligibility. The executive officers of the Corporation shall be elected annually by the Board of Directors at its annual meeting or at a special meeting held in lieu thereof. Each officer, except such officers as may be appointed in accordance with the provisions of
Section 4.3 shall hold office until his successor shall have been duly chosen and qualified or until his death, resignation, retirement or removal. The Chairman of the Board, the President, and the Executive Vice President shall be and remain members of the Board of Directors. None of the other officers need be members of the Board.

Section 4.3 Subordinate Officers, etc. The Board of Directors, or the President of the Corporation if he is so empowered by resolution adopted by the Board of Directors, may appoint such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other Officers, such committees and such agents as the Board, or the President may determine, to hold office for such period, and with such authority and to perform such duties as the Board, or President may from time to time determine. Unless otherwise specifically directed by the Board of Directors, or the President, any committee appointed pursuant to this Section
4.3 may conduct its proceedings in such manner as its members shall determine, including the taking of actions without a meeting by majority vote of its members.

Section 4.4 Removal. Any Executive Officer may be removed at any time, either with or without cause, but only by the affirmative vote of the majority of the total number of directors serving at that time. Any subordinate officer appointed pursuant to Section 4.3 may be removed at any time, either with or without cause, by a majority vote of the directors present at any meeting of the Board, or by the President if empowered so to do by resolution of the Board.

Section 4.5 Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.6 Vacancies. A vacancy in the office of President or Secretary for any reason must be filled. A vacancy in any other office may be filled. Any vacancy which is filled shall be filled for the unexpired portion of the term in the same manner in which an officer to fill said office may be chosen pursuant to
Section 4.2 and/or Section 4.3.

Section 4.7 The Chairman of the Board. If a Chairman of the Board has been elected, The Chairman of the Board shall preside at all meetings of the Board of Directors and of the shareholders; he may sign with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Directors.



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Section 4.8 Office of the President.
(a)
The President. The President shall be the principal executive officer of the Corporation and shall carry out the duties of the Chairman of the Board when no incumbent holds such office or the Chairman of the Board is absent or when otherwise requested by the Chairman of the Board to be responsible for any duties of the Chairman of the Board; he shall have executive authority to see that all orders, resolutions or other duly authorized decisions of the Board of Directors or any duly authorized committee are carried into effect and, subject to the control vested in the Board of Directors by statute, by the Restated Certificate of Incorporation, as amended, or by these Bylaws, shall administer and be responsible for the management of business and affairs of the Corporation; he may sign with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board of Directors or such duties as shall be in the normal and ordinary course of business.

(b)
         The Executive Vice President. In the event of the absence or disability of the President, the Executive Vice President shall perform the duties of the President. The Executive Vice President shall have principal responsibility for the Corporation's consulting offices and practices and shall also perform such other duties as from time to time may be assigned to him by the Board of Directors or the President.

(c) The Chairman of the Board, if any, the President and the Executive Vice President shall together constitute the Office of the President.

Section 4.9 The Vice Presidents. In the event of the absence or disability of the President and the Executive Vice President, the Vice President who is also a member of the Board of Directors and who has the longest continuous tenure on the Board of Directors, or, if two or more such Vice Presidents and Directors have equal tenure, such Vice President and Director who has the longest service with the Corporation shall perform the duties of the President. The Vice Presidents shall also perform such other duties as from time to time may be assigned to them by the Board of Directors or the President.

Section 4.10  The Secretary.  The Secretary shall:

(a) Keep the minutes of the meetings of the shareholders and of the Board of Directors in books provided for that purpose;

(b) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

(c) Be custodian of the records and of the seal of the Corporation and see that the seal or a facsimile or equivalent thereof is affixed to or impressed or reproduced on all stock certificates prior to their issue, and on all documents the execution of which on behalf of the Corporation under its seal is duly authorized;

(d) Have charge of the stock record books of the Corporation and keep or cause to be kept the stock record and transfer books in such manner as to show at any time the number of shares of each class of the capital stock of the Corporation issued and outstanding, the names and addresses of the holders of record thereof, and the number of shares held by each; and exhibit or cause to be exhibited at all reasonable times to any officer or director, upon application, the original or duplicate stock ledger;

(e) See that the books, reports, statements, certificates, and all other documents and records, required by law, are properly made, kept and filed;

(f) In general, perform all duties incident to the office of Secretary, and such other duties as are provided by these Bylaws and as from time to time are assigned to him by the Board of Directors or by the Chairman of the Board or by the President.

Section 4.11 The Treasurer. The Treasurer shall perform all the duties incident to the office of Treasurer, and such other duties as from time to time may be assigned to him by the Board of Directors, or by the Chairman of the Board, the President or the Vice President and Chief Financial Officer.

Section 4.12 The Vice President and Chief Financial Officer. The Vice President and Chief Financial Officer shall, under the direction of the Board of Directors, the Chairman of the Board, the President, or the Executive Vice President, be responsible for the management, coordination and administration of the financial and accounting affairs of the Corporation and its subsidiaries including providing advice to the Board of Directors, the President and the executive officers of the Corporation on all financial matters. The Vice President and Chief Financial Officer shall:

(a) Render to the Board of Directors at any meeting thereof, or from time to time whenever the Board of Directors or the Chairman of the Board or the President may require, an account of the financial condition of the Corporation, and render or cause to be rendered a full financial report at the annual meeting of the shareholders, if called upon so to do;

(b) have charge and custody of all funds and securities of the Corpora-tion, except petty cash accounts;

(c) receive and give receipts for monies due and payable to the Corporation from any source and deposit all the Corporation's monies in the name of the Corporation in the institutions that are selected in accordance with the provisions of these Bylaws; and

(d) in general, perform all of the duties as may be assigned to him by the Board of Directors, the Chairman of the Board, the President or the Executive Vice President.

Section 4.13 The Controller. The Controller shall maintain the fiscal records of the Corporation. He shall advise the President, the Executive Vice President, Treasurer, Vice President and Chief Financial Officer, the Board of Directors and any audit committee thereof with respect to what, in his opinion, are proper accounting procedures for the Corporation in light of its operating methods. He shall be responsible for the maintenance of all financial records in accord with the accounting procedures approved by the Board of Directors. The Controller shall also serve as the principal assistant to the Vice President and Chief Financial Officer in carrying out the latter's duties.

Section 4.14 The General Counsel. The General Counsel shall be the chief legal officer of the Corporation and shall, under the direction of the Board of Directors, the Chairman of the Board, or the President, be responsible for the management, coordination and administration of the legal affairs of the Corporation and its subsidiaries, including the prosecution and defense of legal actions by and against the Corporation, shall provide advice to the Board of Directors, the President, and the executive officers of the Corporation in all legal matters and, in general, shall perform such duties as may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

Section 4.15 The Tax Director. The Tax Director shall report to the Vice President and Chief Financial Officer or the Controller and shall be responsible for the compliance with all tax laws by the Company and its affiliates, the filing of tax returns, the management of tax audits and disputes and the coordination of tax planning and compliance with the management of the Company and its affiliates.

Section 4.16 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, or by such officer or officers as are designated to do so by the Board of Directors or, in the absence of any such designation, by the President. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

Section 4.17 Bonds. If the Board of Directors shall so require, the Treasurer, the Vice President and Chief Financial Officer, and any Assistant Treasurer and/or any other officer or agent of the Corporation shall give bond to the Corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

Section 4.18 Delegation of Duties. In case of the absence of any officer of the Corporation or for any other reason which may seem sufficient to the Board, the Board of Directors may, for the time being, delegate his powers and duties, or any of them, to any other officer or to any director, provided that such delegation shall be by a majority vote of the total number of directors.


                            SHARES OF STOCK


Section 5.1 Regulations. Subject to the terms of any contract of the Corporation and Delaware Law, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates and uncertificated shares evidencing the ownership of shares of the stock of the Corporation, including the issue of new certificates or the registration on the Corporation's books of uncertificated shares, for lost or destroyed certificates, and including the appointment of transfer agents and registrars.

Section 5.2 Stock Certificates. Certificates for shares of stock of the Corporation, if any, shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by two officers of the Corporation, one of whom shall be the Chairman of the Board, the President or a Vice President, and the other of whom shall be the Secretary or Treasurer, or an Assistant Secretary or an Assistant Treasurer, provided that such signatures may be facsimiles. Each certificate shall exhibit the name of the Corporation, the class (or series of any class) and the number of shares represented thereby, the name of the holder, the par value of the shares represented thereby or that such shares are without par value. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors. Subject to the requirements of Delaware law, the Corporation may (i) cancel surrendered stock certificates as the respective shares are sold; and (ii) issue uncertificated shares to evidence shares purchased.

Section 5.3 Transfer of Shares. The Corporation may from time to time enter into an agreement or agreements with one or more of its shareholders restricting the transferability of its stock in accord with the general corporate purpose to have its stock owned by persons actively engaged in the corporate business. Subject to the terms of any such agreement, shares of the capital stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney, upon (i) the surrender and cancellation of a certificate or certificates for a like number of shares; and/or (ii) upon registration on the books of the Corporation of the transfer of the respective uncertificated shares and the transmittal to the new registered owner, any former registered owner, and any applicable pledgee of a written statement advising of such transfer (as required pursuant to Delaware law). As against the Corporation a transfer of shares can be made only on the books of the Corporation and in the manner hereinabove provided, and the Corporation shall be entitled to treat the registered holder of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Delaware. In the event shares of the Corporation are held by an Employee Trust under Section 9.3, no transfer on the books of the Corporation shall be made if said transfer would cause a violation of any provision of Title I of the Employee Retirement Income Security Act of 1974 or the prohibited transaction rules of Section 4975 of the Internal Revenue Code of 1986, as amended.

Section 5.4 Date for Determination of Shareholders of Record. The Board of Directors of the Corporation shall have the power to fix in advance a date as a record date for the determination of shareholders entitled to notice of, and to vote at, any meeting of shareholders of the Corporation, and any adjournment thereof; or entitled to receive the payment of any dividend; or the date for the allotment of rights, or the date when any rights in respect of any change or conversion or exchange of capital stock of the Corporation shall go into effect or in connection with obtaining the consent of shareholders for any purpose. Notwithstanding the transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid, only such shareholders as shall be shareholders as of such record date shall be entitled notice of, and to vote at, such meeting and any adjournment thereof, to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be. If the Board of Directors shall fail to determine the record date for determining shareholders entitled to notice of, and to vote at, any meeting of shareholders of the Corporation, such date shall be established as provided by law.

Section 5.5 Lost Certificate. Any shareholder claiming that a certificate representing shares of stock has been lost or destroyed may make an affidavit or affirmation of that fact and if the Board of Directors so requires, advertise the same in a manner designated by the Board, and give the Corporation a bond of indemnity in form and with security for an amount satisfactory to the Board, but not exceeding double the value of the shares represented by said certificate; whereupon a new certificate may be issued of the same tenor (or a registration may be made on the books of the Corporation evidencing the ownership of uncertificated shares) representing the same number, class and/or series of shares as were represented by the certificate alleged to have been lost or destroyed.


                               BOOKS AND RECORDS


Section 6.1 Location. The books, accounts and records of the Corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

Section 6.2 Inspection. The books, accounts and records of the Corporation shall be open to inspection by any member of the Board of Directors at all times; and shall be open to inspection by the shareholders at such times, for proper purposes, subject to regulations as the Board of Directors may prescribe, except as otherwise provided by statute.

Section 6.3 Corporate Seal. The corporate seal shall contain two concentric circles between which shall be the name of the Corporation and the word "Delaware" and in the center shall be inscribed the words "Corporate Seal" and the year in which the original Certificate of Incorporation was issued.


                         DIVIDENDS AND RESERVES


Section 7.1 Dividends. Subject to the provisions of the Restated Certificate of Incorporation, as amended, and other lawful commitments of the Corporation, dividends upon the shares of any class of stock, or series thereof, of the Corporation may be declared by the Board of Directors out of the net assets of the Corporation in excess of its capital or out of its net profits at any regular or special meeting of the Board of Directors.

Section 7.2 Reserves. Before declaring any dividend or making any distribution of net assets in excess of capital or any distribution of net profits, the Board of Directors, from time to time in their absolute discretion, may set apart, out of any funds of the Corporation available for dividends, a reserve or reserves for working capital, or to meet contingencies, or for repairs or maintenance, or for any other lawful purpose, and also, from time to time, may abolish or decrease any such reserve or reserves.


                           MISCELLANEOUS PROVISION


Section 8.1 Fiscal Year. The fiscal year of the Corporation shall end on June 30th of each year.

Section 8.2 Depositories. The Board of Directors, the Chairman of the Board, the President, the Treasurer, the Vice President and Chief Financial Officer and the Controller, and each of them, may designate the banks, trust companies, or other depositories in which shall be deposited from time to time, the money or securities of the Corporation. In the case of a designation by the aforementioned officers, any such designation shall require the approval of two of such officers, one of whom shall be the Treasurer or the Vice President and Chief Financial Officer.

Section 8.3 Checks, Drafts, Notes, etc. All checks, drafts or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents as shall from time to time be designated by the Board of Directors or as shall be designated by any two of the Chairman of the Board, the President, the Treasurer or the Vice President and Chief Financial Officer in writing.
Section 8.4 Contracts, etc., How Executed. Except as in the Bylaws otherwise provide, the Board of Directors may authorize any officer, agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 8.5 Stock in Other Corporations. Any shares of stock in any other corporation which may from time to time be held by the Corporation may be represented and voted at any meeting of shareholders of such other corporation by the President, the Treasurer or the Secretary of the Corporation or by any other person or persons thereunto authorized by Board of Directors or designated by the President, or by any proxy designated by written instrument of appointment executed in the name of this Corporation by its President or by such officers as may be designated by him and attested by the Secretary or Assistant Secretary. Shares of stock held by the Corporation for investment purposes only may be voted by the Vice President and Chief Financial Officer or by any proxy designated by written instrument of appointment executed in the name of the Corporation by the Vice President and Chief Financial Officer and attested by the Secretary or an Assistant Secretary. Shares of stock belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the individual name of the Treasurer or of any other nominee designated for the purpose by the Board of Directors. Certificates for shares so held for the benefit of the Corporation shall be endorsed in blank or have proper stock powers attached so that said certificates are at all times in due form for transfer, and shall be held for safekeeping in such manner as shall be determined from time to time by the Board of Directors.

Section 8.6  Indemnification.

(a)
Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation or is or was a director or officer serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the laws of Delaware as the same now or may hereafter exist (but, in the case of any change, only to the extent that such change authorizes the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such change) against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs, executors and administrators. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that the director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b)
If a claim under subsection (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he has met such standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such standard of conduct, nor the termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that the claimant has failed to meet the required standard of conduct.

(c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

(d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

(e) To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or on his behalf in connection therewith.

(f) Notwithstanding any amendment of this section which may have been approved by the shareholders, this section may be added to, altered, amended or repealed pursuant to Section 8.7 of these Bylaws.

(g) Any amendment, repeal or modification of any provision of this Section by the shareholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

Section 8.7 Amendment of Bylaws. Except for Section 9 of these Bylaws, (which by its terms may be altered, amended or repealed only upon the affirmative vote of holders of stock possessing at least 80% of the outstanding voting rights), in accordance with authority expressly contained in the Restated Certificate of Incorporation, these Bylaws may be added to, altered, amended, or repealed, and new or other Bylaws may be made and adopted by vote of a majority of the Board of Directors at any regular or special meeting of the Board, and without prior notice of intent so to do.

Section 8.8 Notices. All Notices and communications given hereunder shall be given (a) to the Corporation at: 601 13th Street, Suite 900, Washington, D.C. 20005; Attn: Secretary, or such other address as may be provided to each shareholder in writing by the Secretary and (b) to shareholders at their respective addresses appearing on the stock records of the Corporation.

                         RESTRICTION ON TRANSFERS OF STOCK


Section 9.1 Restriction on Stock. Except for (i) transfers to the Corporation or to trusts, personal holding companies or other entities satisfying the terms and conditions of Section 9.2 or 9.3 below, (ii) reversions from trusts described in
Section 9.2 to the grantors thereof or their estates, or (iii) transfers from personal holding companies or similar entities described in Section 9.2 to the sole shareholders there of, no present or future shareholder shall transfer, whether by way of sale, gift, hypothecation, trust distribution, will, intestacy or any other disposition, any shares of any class of capital stock ("Stock") in the Corporation now owned or hereafter acquired by such shareholder (including, without limitation, shares of Stock acquired upon conversion or exchange of other shares of Stock), without first giving the Corporation prior written notice of his intention to so dispose of such Stock. Said notice to the Corporation ("Disposition Notice") shall state the terms and conditions of the proposed disposition, including the names of the transferees, the purchase price and payment terms, if any, the type of disposition, and the number of shares to be transferred ("Offered Shares"). A shareholder giving a Disposition Notice is herein sometimes called an "Offering Stockholder".

(a)
The Corporation shall have the option for a period of thirty days following the receipt of a Disposition Notice from an Offering Stockholder to buy on such Closing Date, as is determined by the President or Secretary, part or all of the Offered Shares at the price per share determined in accordance with Section 9.5 of this Section 9, provided that the Corporation may buy less than all of the Offered Shares if the balance of the Offered Shares is contemporaneously purchased by Eligible Purchasers (or otherwise disposed of in accordance with these Bylaws) or if the Offering Stockholder elects to accept offers by the Corporation and/or Eligible Purchasers to purchase less than all of the Offered Shares and to retain the balance of the Offered Shares. If the Corporation does not elect to purchase all Offered Shares, within thirty days after receipt of the Offering Stockholder's Disposition Notice, it shall forward to the Offering Stockholder a list of the names and addresses of all Eligible Purchasers together with a description of their respective rights to purchase Offered Shares not initially purchased by the Corporation. The Offering Stockholder shall within fifteen days after receipt of such list of Eligible Purchasers offer to sell the balance of the Offered Shares to such Eligible Purchasers in accordance with their respective rights to purchase set forth in such list.

(b) Elections by Eligible Purchasers to purchase Offered Shares under subsection (a) hereof shall be by written notice delivered both to the Corporation and to the Offering Stockholder within thirty days following the receipt of the offer to sell from the Offering Stockholder as provided in Section 9.1(a) hereof.

(c) The Corporation shall have the further option to buy or furnish Eligible Purchasers for any Offered Shares not initially to be purchased by the Corporation or by Eligible Purchasers under subsections (a) or (b) hereof within 120 days following receipt by the Corporation of the Disposition Notice.

(d)
The Offered Shares, if any, not purchased under subsections (a), (b), or (c) of this Section 9.1 may be disposed of within 150 days after receipt by the Corporation of the Disposition Notice, but only to persons and only on the terms and conditions set forth in the Disposition Notice. Any Offered Shares not so transferred within such 150-day period may not thereafter be transferred, except upon compliance with the terms of this Section 9 of the Bylaws and as if they had not been previously offered hereunder. Any attempt to transfer any Stock of the Corporation in contravention of the provisions of this Section 9 shall be null and void and without legal effect, except that such attempted transfer shall constitute a continuing offer to sell all such Stock under Section 9.1(a) hereof. The price at which such Stock may be purchased by the Corporation or Eligible Purchasers shall be determined pursuant to Section 9.5 of this Section 9; such Stock will be deemed to have been offered at the date of the attempted transfer; and, for purposes hereof, such attempted transfer shall be deemed to constitute the giving of a Disposition Notice under Section 9.1, but there shall be no limitations on the time periods within which the Corporation and/or Eligible Purchasers shall be required to exercise their rights hereunder.
Section 9.2 Revocable Trusts; Personal Holding Corporations.

(a) Anything in this Section 9 to the contrary notwithstanding, any shareholder may, with the approval of the Board of Directors or such officer(s) as may be designated by the Board of Directors for such purpose, transfer any or all Stock of the Corporation now owned or hereafter acquired by him to a revocable trust for the sole benefit of himself during his lifetime, provided that:

      (i)      the  trust  instrument  acknowledges  that the  Stock is held subject  to the terms and conditions of these Bylaws;

      (ii)     the trust, by its terms, provides that on the first to occur of:

                  (A)      the termination of the trust,

                  (B) the ceasing of the shareholder to act as sole trustee of the trust, or

                                    (C) any event  described in Section 9.4 with
                           respect to the settlor, all stock of the Corporation then held by the trust will either revert to the shareholder or be offered for sale by the same procedure as set forth in Section 9.1 hereof.

                  (iii) the shareholder is the sole trustee of said trust and the trust grants to the shareholder and to no other person, corporation or other entity full powers as trustee with respect to all Stock of the Corporation at any time held by the Trust, including powers to attend all meetings of shareholders, vote such shares and give proxies with respect thereto, make all decisions with respect to the trust's sale or purchase thereof, including the power to direct the sale of some or all of the Stock of the Corporation at any time for any reason deemed valid by said shareholder;

                  (iv) a copy of the trust, as from time to time amended, is at all times kept on file by the Trustee thereof with the Secretary of the Corporation; and

                  (v) the trust, by its terms, provides that any amendment that in any way affects the Stock of the Corporation held by the trust or any of the provisions relating to such Stock set forth in subparagraphs [(a)](i) through [d](iv) above, must be approved in advance by the President, Treasurer or Secretary of the Corporation or shall be null and void and of no effect with respect to such Stock.

(b)
Personal Holding Corporations. Anything in this Section 9 to the contrary notwithstanding, any non-U.S. resident shareholder of the Corporation's stock (for purposes of this paragraph, the "Shareholder") may, with the approval of the Board of Directors or such officer(s) as may be designated by the Board of Directors for such purpose, transfer any or all Stock of the Corporation now issued or hereafter acquired by him (or direct the Corporation to issue stock allocated by the Corporation to him) to a personal holding corporation incorporated under the laws of a jurisdiction outside of the United States which corporation is wholly-owned by such Shareholder (or such similar entity under the laws of the jurisdiction in which such Shareholder is domiciled which is wholly-owned by such Shareholder and which is approved by the General Counsel of the Corporation in his discretion), provided that:

                  (i) One hundred percent (100%) of the stock of such personal holding corporation is owned solely by the Shareholder (or the ownership of such other similar approved entity is one hundred percent (100%) vested in the Shareholder) and no person, corporation or other entity other than the Shareholder shall have any rights or powers with respect to the ownership, control or direction of any stock of such personal holding corporation or other similar approved entity or any stock of the Corporation at any time held by such personal holding corporation or other similar approved entity, including, without limitation, any right to attend meetings of shareholders, vote such shares or give proxies with respect thereto;

                  (ii) the Articles of Incorporation, Bylaws and any other charter or governing documents of such personal holding
                  corporation   or  other  similar   approved   entity   contain
                  restrictions on the transfer of its stock which have substantially the same effect as the stock transfer restrictions contained in these Bylaws, and are approved in writing by the General Counsel of the Corporation, are not amended without such approval, and certified or notarized copies thereof are at all times kept on file with the Secretary of the Corporation;

                  (iii) all stock certificates of the personal holding corporation (or similar documents evidencing ownership of such other similar approved entity) contain a legend identifying the existence of such transfer restrictions;

                  (iv) such personal holding corporation or similar approved entity shall agree in writing with the Corporation not to issue or allot any additional stock of any class to anyone other than the Shareholder;

                  (v) the Shareholder and the personal holding corporation or other similar approved entity agree with the Corporation in writing, in a form approved by the General Counsel of the
                  Corporation, that they will abide by all of the terms restricting the transfer of the Corporation's stock as set forth in these Bylaws (as they may be amended from time to time) and that they will take or cause to be taken all steps which may be required in order to assure compliance with the stock transfer restrictions contained in these Bylaws, including an agreement not to transfer the stock of the personal holding corporation (or other evidence of ownership of a similar approved entity); and

                  (vi) the personal holding corporation (or similar approved entity) and the Shareholder shall agree in writing with each other and the Corporation that, upon the first to occur of:

                                    (A)     any event described in Section 9.4
                                    with respect to the Shareholder;

                                    (B) the bankruptcy,  insolvency, dissolution
                           (either voluntary or involuntary), sale or merger of the personal holding corporation or other similar approved entity, or the sale or attempted sale of any of its stock, other than in accordance with these Bylaws, or its assets, or the imposition of any lien upon the stock of the Corporation or other assets owned by the personal holding corporation or other similar approved entity; or

                                    (C)  the   amendment   of  the  Articles  of
                           Incorporation, Bylaws, or other charter or governing documents of such personal holding corporation or other similar approved entity, which amendment is not approved in writing by the General Counsel of the Corporation, or any breach of any of the provisions of subparagraphs (i) through (v) of this subsection;

                           all  stock  of  the  Corporation  then  owned  by the
                  personal holding corporation or other similar approved entity will be deemed to be offered for sale by the same procedures as set forth in Section 9.1 hereof.

Section 9.3 Employee Trusts. Anything in this Section 9 to the contrary notwithstanding, Stock of the Corporation may be owned by one or more trusts maintained exclusively for the benefit of employees of the Corporation and/or any of its present or future subsidiaries and either qualified under Section 401(a) or 501(a) of the Internal Revenue Code of 1986 (or any successor statute), or approved by the Board of Directors of the Corporation, provided that:

(a) upon the occurrence of any event specified in Section 9.4 with respect to any employee who is then a beneficiary of such trust, the trust shall offer for sale in accordance with the terms and provisions of
         Section 9.4 hereof:

                  (i) all Stock of the Corporation, if any, allocated to the separate account of such employee under the trust's terms; and

                  (ii) a pro rata portion of all Stock of the Corporation held by such trust and not allocated to the separate accounts of beneficiaries, such pro rata portion to be based upon such actuarial and other considerations as the trustees of the trust and the Board of Directors of the Corporation shall, in their absolute discretion, deem appropriate.

Section 9.4 Death, Termination of Employment, Bankruptcy, Liens. On the death of a shareholder, or upon the termination of a shareholder's employment with the Corporation or any subsidiary of the Corporation, whether said termination be by retirement, voluntary or involuntary termination, or for any other reason, or upon the Corporation receiving actual knowledge that a shareholder or any personal holding corporation or similar approved entity as described in Section
9.2 has become bankrupt or suffered or permitted the imposition of any lien or attachment on any Stock of the Corporation owned by such shareholder or any trust, personal holding company or other similar approved entity holding Stock for his benefit, whichever first occurs ("Determination Date"), all Stock of the Corporation then owned by such shareholder or his representative or held for his benefit in any trust, personal holding company or other entity permitted hereunder shall be deemed offered for sale and to constitute Offered Shares subject to purchase by the same procedure as set forth in Section 9.1 of this
Section 9, excepting that, purchase of such shares shall occur on such Closing Date (not more than 245 days after the Determination Date), as the President or Secretary shall determine with payment to be made in accordance with Section 9.6 hereof. Any of such shares of Stock not elected to be purchased by the Corporation or by Eligible Purchasers within 245 days after the Determination Date shall be purchased by the Corporation unless and to the extent that the Corporation is prohibited from doing so by the Delaware General Corporation Law. For purposes of this Section 9.4, notwithstanding any other provision of this Bylaw, a shareholder shall be deemed to own all Stock transferred by him to a trust satisfying the terms and conditions of Section 9.2 hereof and such trust shall have the same obligations with respect to the sale of such Stock hereunder as the shareholder would have had if the Stock had not been transferred to said trust.

Section 9.5  Purchase Price.

(a) The Purchase Price for any Stock of the Corporation shall be determined in accordance with this Section 9.5, excepting that if a Disposition Notice given under Section 9.1 indicates an intention to make a bona fide sale of Stock for value, then the Purchase Price for any Stock which is the subject of such notice (including Stock which is being offered pursuant to the terms of Section 9.2 or 9.3) shall equal the price set forth in such notice, if such price is lower than the Purchase Price determined hereunder.

(b) Except as provided in subparagraph (a) hereof and subject to subparagraph (e) hereof, the Purchase Price for any Stock purchased by an Eligible Purchaser on or after July 1, 1996 shall be the Formula Book Value of such Stock as of the last day of the Corporation's fiscal year coincident with or next preceding the Closing Date with respect to such purchase.

(c) Except as provided in subparagraph (a) hereof, the Purchase Price for any Stock purchased by the Corporation hereunder shall be determined as follows (subject to appropriate adjustment to reflect stock splits, stock dividends, combinations of shares and similar recapitalizations):

                           The Purchase Price (P) per share for purchases by the
                  Corporation with a date of Disposition Notice or a Determination Date on or after July 1, 1990 shall be determined by the following formula:

                                P = [B x (1 + (r  x  n/12))] + (d x n/12)

                           B = Formula  Book  Value of such Stock as of the last
                  day of the Corporation's fiscal year coincident with or next preceding the date of Disposition Notice under Section 9.1 or a Determination Date under Section 9.4, whichever is applicable;

                           r = the actual  percentage  increase,  if any, in the
                  Formula Book Value of such Stock as of the last day of the Corporation's fiscal year during which such Disposition Notice or Determination Date occurs over the Formula Book Value as of the last day of the Corporation's prior fiscal year;

                           n = the number of  completed  months  between (1) the
                  last day of the Corporation's fiscal year coincident with or next preceding such Disposition Notice or Determination Date, and (2) the date of such Disposition Notice or such Determination Date, whichever is applicable; and

                           d = The dividend, if any, per share declared for such
                  Stock for the fiscal year during which such Disposition Notice or Determination Date occurs (unless the shareholder actually receives the dividend for such year, in which case d = 0).

(d) If, and only if, the Closing Date for the purchase by the Corporation or an Eligible Purchaser of any Stock under Section 9.4 hereof is more than thirty (30) days after the Determination Date, the Corporation will pay the selling shareholder interest on the amount of the Net Book Value denoted as "B" in the formula set forth in subparagraph (c) hereof at the Loan Rate (as described in Section 9.6(b)(iii) hereof) from the Determination Date to the Closing Date.

(e) Except as provided in subparagraph (a) hereof, with respect to any purchases of Stock by an Eligible Purchaser from a shareholder other than the Corporation, the Corporation will pay the selling shareholder an amount which is equal to "P" minus "B" in the formula set forth in subparagraph (c) hereof.

Section 9.6 Payment.

(a) The Purchase Price for Stock of the Corporation purchased hereunder by an Eligible Purchaser shall be paid in cash on the Closing Date, subject to Section 9.5(e) hereof, except as the purchaser and seller may otherwise agree.

(b.i) Payments by the Corporation of the portion of the Purchase Price representing the pro rata increase, if any, in the Net Book Value of the Stock and the pro rata dividend may be made in multiple installments as may be determined by the President or Secretary from time-to-time, but no such installment shall be made later than eighteen
         (18) months after the Closing  Date except as provided in  subparagraph
         (b)(ii) hereof.

(b.ii)
Notwithstanding the provisions of subparagraph (b)(i) hereof, the Purchase Price for Stock of the Corporation purchased hereunder by the Corporation may be paid, at the option of the Corporation, (i) all in cash, or (ii) twenty-five percent (25%) in cash and the balance in a non-negotiable promissory note of the Corporation payable over a period of not more than three (3) years following the Closing Date, no part of such note to be paid in the same calendar year in which the stock is purchased unless such note is paid in full within such calendar year, such note to bear interest on the unpaid balance thereof at the Loan Rate (as hereinafter defined), or (iii) on such other terms as seller and the Corporation may agree in writing.

(b.iii) "Loan Rate" shall mean the interest rate for Wyatt shareholder loans in effect at such bank or banks as the Board of Directors, the President or the President's designee shall have approved for such loans on the date of issue of a note pursuant to subparagraph (b)(ii) hereof, or the Determination Date pursuant to Section 9.5(d) hereof, or 10% per annum, whichever is lower.

Section 9.7 Endorsement on Stock Certificates. All certificates representing Stock of the Corporation shall be conspicuously endorsed with a legend substantially as follows:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT UNDER THE CIRCUMSTANCES SPECIFIED IN SECTION 9. OF THE BYLAWS OF THE COMPANY, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE WYATT COMPANY WHO WILL MAIL A COPY THEREOF WITHOUT CHARGE TO THE HOLDER HEREOF WITHIN 5 DAYS OF A WRITTEN REQUEST THEREFOR."

Section 9.8  [Reserved]

Section 9.9  Definitions.

(a) The term "Eligible Purchasers", as used herein, shall mean any of the following persons or entities:

                  (i)      full-time   employees  or  regular  part-time
                  employees of the Corporation or its subsidiaries who satisfy criteria approved from time-to-time by the Board of Directors;

                  (ii) a partner engaged full-time in a partnership practice of any affiliate or subsidiary, if applicable, of the Corporation;

                  (iii) a director of the Corporation or any subsidiary of the Corporation;

                  (iv) a corporation, partnership, association, or other entity with which the Corporation has an affiliated business relationship, as designated from time to time by the Board of Directors; or

                  (v) full-time employees or regular part-time employees of any corporation, partnership, association, or other entity with which the Corporation has an affiliated business relationship as designated from time to time by the Board of Directors and who satisfy criteria approved from time to time by the Board of Directors.

         The Board of Directors shall designate which persons in the categories of persons set forth above shall be deemed to be Eligible Purchasers with respect to any particular transaction. Designation as an Eligible Purchaser in connection with any offer and sale shall not create or imply any right to be so designated in connection with any other offer or sale or, if so designated, to be designated on the same terms and conditions.

(b)
Net Book Value of Common Stock as used herein shall mean the consolidated net book value of the Common Stock of the Corporation determined, on an accrual basis, by generally accepted accounting principles except that in computing such Net Book Value as of June 30, 1984, or any subsequent fiscal year end, consolidated assets of the Corporation consisting of subscriber lists, computer software and data banks used principally in compensation survey or related businesses carried on by the Corporation or any subsidiary shall be valued at 50% of the Consolidated income received by the Corporation in respect of such business during the fiscal year then ended. Formula Book Value as used herein shall mean the Net Book Value of the Company's Common Stock as of June 30, 1996, increased or decreased by net income or losses, and all other GAAP basis increases or decreases to Net Book Value occurring after June 30, 1996, adjusted to (i) spread the economic impact of certain real estate sublease losses over the remaining life of the sublease; and (ii) eliminate annual changes in the Currency Translation Adjustment ("CTA") occurring after June 30, 1996. Formula Book Value shall be determined by the independent certified public accountants of the Corporation from the Company's consolidated financial statement prepared on an accrual basis in accordance with generally accepted accounting principles as certified by such accountants, except as described above. Such determinations shall be conclusive and binding upon the Corporation and all holders of stock.

(c) The term "Closing Date" hereunder shall mean the time established by the President or Secretary pursuant to Section 9.1, 9.4 or 9.5 hereof.

(d) The term "Corporation" as used herein in Section 9 shall mean the Corporation, a Subsidiary, or an Affiliate as defined in ARTICLE FOURTEENTH of the Restated Certificate of Incorporation.

Section 9.10 Benefit. The rights and restrictions contained herein shall be binding upon and inure to the benefit of all present and future shareholders of the Corporation, their heirs, executors, administrators, successors and assigns.

 Section 9.11 Amendment. Except as provided below, this Section 9 of the Bylaws of the Corporation may be altered, amended or repealed only upon the affirmative vote of the holders of Stock possessing at least 80% of the outstanding voting rights of the capital stock of the Corporation, voting as one aggregate class. If any such alteration, amendment or repeal affects any class or classes adversely, then, in addition to the affirmative vote required above, the affirmative vote of holders of at least a majority of the outstanding shares of each class so affected, voting separately as a class, shall be required, unless the effect of such alteration, amendment or repeal is adverse to all classes on a substantially equivalent basis. Notwithstanding the foregoing, any amendment to this Section 9 of the Bylaws of the Corporation describing the Purchase Price of any class of Stock hereafter authorized shall require only such affirmative vote of shareholders as Section 242 of the Delaware General Corporation Law, as then in effect, requires to amend the Company's Restated Certificate of Incorporation to authorize the issuance of such class.









g:\CORP:  BYL11_96.doc
Revised:  November 21, 1996